UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2021

BIOSOLAR, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54819	20-4754291
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

27936 Lost Canyon Road, Suite 202, Santa Clarita, CA 91387

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (661) 251-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On March 9, 2021, BioSolar Inc. (“Company”) entered into a Securities Purchase Agreement with one accredited investor (the “Securities Purchase Agreement”). Pursuant to the Securities Purchase Agreement, the Company sold the investor 34,847 shares of its Series C Preferred Stock and as payment for the Series C Preferred Stock the investor surrendered its outstanding 10% interest convertible promissory notes, between the investor and Company, with an aggregate balance of $3,484,638.

Certificate of Designation

On March 10, 2021, the Company filed a Certificate of Designation with the Secretary of State of the Nevada pursuant to which the Company designated 35,000 shares of Series C Preferred Stock. The total face value of the Series C Preferred Stock is $3,500,000 and each share of Series C Preferred Stock has a stated face value of $100. (“Share Value”). The Conversion Price of the Series C Preferred Stock is a fixed price of $.0014 (subject to customary adjustments for stock splits and consolidations as provided in the Certificate of Designations). The number of shares of Common Stock receivable upon conversion of one share of Series C Preferred Stock equals the Share Value divided by the Conversion Price.

The Series C Preferred Stock does not have a stated dividend, however the holders of outstanding shares of Series C Preferred Stock shall be entitled to receive dividends pari passu with the holders of Common Stock, except upon a liquidation, dissolution and winding up of the Corporation, as provided in the Certificate of Designation. Such dividends shall be paid equally to all outstanding shares of Series C Preferred Stock and Common Stock, on an as-if-converted basis with respect to the Series C Preferred Stock.

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holder of each outstanding share of the Series C Preferred Stock shall be entitled to receive, out of the assets of the Company available for distribution to its shareholders upon such liquidation, whether such assets are capital or surplus of any nature, an amount equal to One Hundred Dollars ($100.00) for each such share of the Series C Preferred Stock (as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares), plus all dividends, if any, declared and unpaid thereon as of the date of such distribution, before any payment shall be made or any assets distributed to the holders of the Common Stock, and, after such payment, the remaining assets of the Corporation shall be distributed to the holders of Common Stock.

The foregoing summaries of the terms of the Purchase Agreement and Certificate of Designations described herein are subject to, and qualified in their entirety by, such documents, which are filed as exhibits to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference into this Item 3.02. In connection with the sale of the Sec C Preferred Stock the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under the caption titled Certificate of Designation in Item 1.01 is incorporated by reference into this Item 5.03

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Designation
10.1	Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSOLAR, INC.

Date: March 12, 2021	/s/ David Lee
David Lee
Chief Executive Officer

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